                             Conectiv Services, Inc.

                                       8.2

                        Certificate of Merger of Delcard
                                Associates, Inc.
                             Filed October l6, 1996

                              CERTIFICATE OF MERGER
                                       OF
                            DELCARD ASSOCIATES, INC.,
                             a Delaware Corporation,
                                      INTO
                            SERVICE CONFIDENCE, INC.,
                             a Delaware Corporation

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                               STATE OF INCORPORATION
         Delcard Associates, Inc.           Delaware
         Service Confidence, Inc.           Delaware

         SECOND: That an agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 251 and Sections 228 and 141 of the General Corporation Law of the State of Delaware.

         THIRD: That the surviving corporation shall be Service Confidence, Inc., a Delaware corporation, and the name of the surviving corporation is Service Confidence, Inc.
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         FOURTH: That the certificate of incorporation and bylaws of Service
Confidence, Inc., a Delaware corporation, shall be the certificate of incorporation and bylaws of the surviving corporation.

         FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 252 Chapman Road, Newark, DE 19714.

         SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That the authorized capital stock and par value of each of the constituent corporations are as follows:

                           STATE OF                  AUTHORIZED                 PAR
NAME                       INCORPORATION             CAPITAL STOCK             VALUE
Service Confidence,        Delaware                  1,000 shares/              $1.00
Inc.                                                 common stock

Delcard Associates         Delaware                  100 shares/Class           $1.00
Inc.                                                 A common stock

                                                     10,000 shares/             $1.00
                                                     Class B common
                                                     Stock


                                       SERVICE CONFIDENCE, INC.


                                       BY: __________________________________
                                           Joseph W. Ford, President